     As filed with the Securities and Exchange Commission on March 23, 2000
                             Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------


                        AMERICAN COIN MERCHANDISING, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                            84-1093721
(State of Incorporation)                     (I.R.S. Employer Identification No.


                                ---------------

                               5560 CENTRAL AVENUE
                                BOULDER, CO 80301
                                 (303) 444-2559
                    (Address of principal executive offices)

                                ---------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                ---------------

                               RANDALL J. FAGUNDO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        AMERICAN COIN MERCHANDISING, INC.
                               5560 CENTRAL AVENUE
                                BOULDER, CO 80301
                                 (303) 444-2559

               (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   COPIES TO:
                             JAMES H. CARROLL, ESQ.
                               COOLEY GODWARD LLP
                         2595 CANYON BOULEVARD, SUIT 250
                             BOULDER, COLORADO 80302
                                 (303) 546-4000

                                ---------------

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum
                                                         Offering             Proposed Maximum
   Title of Securities           Amount to be        Price per Share             Aggregate                    Amount of
    to be Registered              Registered               (1)              Offering Price (1)            Registration Fee
  Common Stock, par value        194,875 shares            $2.84                  $553,445                      $146.00
      $.01 per share


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 22, 2000 as reported on the Nasdaq National Market.






                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by American Coin Merchandising, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (d) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

     Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent not prohibited by Delaware law.

     The Company's Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                       EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.



                                       3.

                                    EXHIBITS
EXHIBIT
NUMBER

     5         Opinion of Cooley Godward LLP.
    23.1       Consent of KPMG LLP.
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5 to this
               Registration Statement.
    24         Power of Attorney is contained on the signature pages.
    99.1       Employee Stock Purchase Plan.



                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13(a) or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       4.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                       5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 23, 2000.


                                  AMERICAN COIN MERCHANDISING, INC.


                                  By: /s/ Randall J. Fagundo
                                      ----------------------
                                          Randall J. Fagundo
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall J. Fagundo and W. John Cash, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.






                                       6.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                                   DATE

/s/ Randall J. Fagundo                                 President, Chief Executive                        March 23, 2000
--------------------------------------------           Officer and Director (Principal
           RANDALL J. FAGUNDO                          Executive Officer)


/s/ W. John Cash                                       Senior Vice President, Chief                      March 23, 2000
--------------------------------------------           Financial Officer, Treasurer and
           W. JOHN CASH                                Corporate Secretary
                                                       (Principal Financial and
                                                       Accounting Officer)


/s/ John A. Sullivan                                   Chairman of the Board                             March 23, 2000
--------------------------------------------
           JOHN A. SULLIVAN


/s/ Richard P. Bermingham                              Director                                          March 23, 2000
--------------------------------------------
           RICHARD P. BERMINGHAM


/s/ Bruce W. Krysiak                                   Director                                          March 23, 2000
--------------------------------------------
           BRUCE W. KRYSIAK


/s/ Richard D. Jones                                   Director                                          March 23, 2000
--------------------------------------------
           RICHARD D. JONES


/s/ J. Gregory Theisen                                 Director                                          March 23, 2000
--------------------------------------------
           J. GREGORY THEISEN




                                       7.

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                  DESCRIPTION
      5          Opinion of Cooley Godward LLP.
     23.1        Consent of KPMG LLP.
     23.2        Consent of Cooley Godward LLP is contained in Exhibit
                 5 to this Registration Statement.
     24          Power of Attorney is contained on the signature pages.
     99.1        Employee Stock Purchase Plan.